Exhibit 10.3

SECOND AMENDMENT TO THE SUPPORT SERVICES AGREEMENT

This Second Amendment to the Support Services Agreement (this “Amendment”) is entered into as of December 19, 2025 (the “Effective Date”), by and between Cain, Watters & Associates, LLC, a Texas limited liability company (“CWA”), and Tectonic Advisors, LLC, a Texas limited liability company (“Advisors” and, together with CWA, the “Parties”).

Tectonic Financial, Inc., a Texas corporation (“TFI”), is made a third-party beneficiary solely with respect to Section 5 of this Amendment. A. Haag Sherman (“Sherman”) executes this Amendment solely to acknowledge and consent to Section 2 of this Amendment, and not for any other purpose.

Unless otherwise defined in the Support Agreement or any agreement relating thereto, capitalized terms used herein shall have the meanings assigned to such terms in the Separation Agreement (defined below).

[Recitals]

WHEREAS, the Parties entered into that certain Support Services Agreement, dated February 5, 2015, as amended from time to time (the “Support Agreement”);

WHEREAS, the Parties and TFI have entered into that certain Separation Agreement and Plan of Distribution, dated as of even date herewith (the “Separation Agreement”), pursuant to which the membership interests of Advisors will be distributed (the “Distribution”) to certain equity owners of Cain Watters, who have also joined in the Separation Agreement;

WHEREAS, the Parties desire to amend the Support Agreement in connection with the Distribution; and

WHEREAS, TFI desires certain protections for a period following the Distribution.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby amend the Support Agreement as follows:

1. Defined Terms; Section References. Capitalized terms used but not defined herein or in the Support Agreement shall have the meanings assigned to such terms in the Separation Agreement. Unless otherwise indicated, section references refer to sections of the Support Agreement.

2. Elimination of Sherman as Party and Third-Party Beneficiary. Effective as of the consummation of the Distribution, all references to A. Haag Sherman (“Sherman”) in the Support Agreement are hereby deleted in their entirety, including without limitation in Section 6, Section 7(c), Section 8, Section 10 and Section 16, and Sherman shall no longer be a party to, or a third-party beneficiary of, the Support Agreement for any purpose whatsoever.

Sherman’s execution of this Amendment constitutes his acknowledgment and consent to the removal of all such rights effective as of the consummation of the Distribution. Sherman does not become a party to the Support Agreement by executing this Amendment.

3. Transactions Under the Separation Agreement Not a Change of Control. Notwithstanding anything in the Support Agreement to the contrary, the Distribution and all transactions expressly contemplated by the Separation Agreement shall not constitute a “Change of Control” of Advisors under the Support Agreement. Such transactions shall not trigger any termination, renegotiation, or similar rights under Section 2 of the Support Agreement.

4. Condition Precedent. This Amendment shall become effective only upon the consummation of the Distribution. If the Distribution does not occur, this Amendment shall be null, void and of no force or effect.

5. Restrictions on Amendments. The Parties shall not amend, modify, waive, terminate or otherwise alter any provision of the Support Agreement (including its appendices) without the prior written consent of TFI, which consent may be withheld for any reason or for no reason, for a period that shall commence on the date of Distribution and continue for a period that shall end on the later to occur of: (a) fifth anniversary of the date of Distribution or (b) the repayment of the Spinco Promissory Note. TFI is hereby expressly designated as a third-party beneficiary solely with respect to the covenants set forth in this Section 5, and shall have the full right to enforce this Section 5 directly. TFI is not a third-party beneficiary of any other provision of the Support Agreement or this Amendment.

6. Effect of Amendment. Except as expressly amended hereby, the Support Agreement remains in full force and effect. From and after the Effective Date, all references to the “Support Services Agreement” or “Agreement” shall refer to the Support Agreement as amended by this Amendment.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts-of-law principles.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original. Signatures delivered electronically or in PDF format shall be deemed effective for all purposes.

9. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Support Services Agreement as of the Effective Date.

CAIN WATTERS & ASSOCIATES, LLC

By:	/s/ Daniel C. Wicker
Name:	Daniel C. Wicker
Title:	President

TECTONIC ADVISORS, LLC

By:	/s/ Michelle Baird
Name:	Michelle Baird
Title:	Manager and Chief Financial Officer

ACKNOWLEDGED AND CONSENTED TO SOLELY WITH RESPECT TO SECTION 2:

A. HAAG SHERMAN

/s/ A. Haag Sherman
A. Haag Sherman

ACKNOWLEDGED AND ACCEPTED SOLELY WITH RESPECT TO SECTION 5:

TECTONIC FINANCIAL, INC.

By:	/s/ A. Haag Sherman
Name:	A. Haag Sherman
Title:	Chief Executive Officer

[Signature Page to Second Amendment to the Support Services Agreement]

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